Exhibit 99

AZTAR

News Release

CONTACT: Joe Cole

602/381-4111

FOR IMMEDIATE RELEASE

AZTAR REPORTS SECOND-QUARTER 2003 RESULTS

          PHOENIX, Arizona - July 23, 2003 - Aztar Corporation (NYSE: AZR) today announced results for its fiscal second quarter of 2003, including record levels of operating income and EBITDA. Highlights of the quarter, which ended on July 3, 2003, were:

  Earnings per share of 51 cents, diluted, compared with 42 cents per share in the year-earlier quarter.
  Operating income of $40.0 million versus $39.6 million a year earlier.
  EBITDA of $53.0 million compared with $52.3 million a year earlier.

          "This was a record-breaking quarter, led by solid results from our operations at Tropicana Atlantic City and Casino Aztar in Evansville, Indiana," said Paul E. Rubeli, Aztar chairman of the board and chief executive officer. "We are especially pleased to note the strength of the results at Tropicana Atlantic City, where our expansion project is proceeding nicely and is on schedule to open by the end of March 2004."

          The expansion of Tropicana Atlantic City will create the largest hotel, third largest casino and only indoor Las Vegas-style dining/entertainment/retail complex in Atlantic City. The expansion includes 502 additional hotel rooms, 20,000 square feet of meeting space, 2,400 parking spaces, and The Quarter, the project's centerpiece, a 200,000-square-foot dining, entertainment and retail center. Over 40 new outlets will occupy The Quarter, which, when added to the over 20 already existing, will result in over 60 dining, entertainment and retail choices at the Tropicana.

          The company recently completed enhancements to other areas of the Tropicana, including a major renovation of the Tropicana's Boardwalk façade and a new Grand Entryway on Brighton Avenue. The Marketplace at the Boardwalk, containing an additional 280 slot machines and an assortment of dining and retail facilities, also opened during the quarter.

Aztar Second-quarter 2003 Earnings Release

July 23, 2003                 Page 2

Balance Sheet Items

          Cash and cash equivalents were $59 million at the end of the second quarter of 2003 compared with $45 million at the end of the first quarter of 2003. Long-term debt, including the current portion, was $582 million at the end of the second quarter of 2003, compared with $546 million at the end of the first quarter of 2003. There were 34.7 million shares of common stock outstanding at the end of the second quarter of 2003.

Share Repurchase

          The company announced on December 11, 2002, that its board of directors had authorized management to make discretionary repurchases of up to 4.0 million shares of its common stock, or approximately 10 percent of common stock outstanding at that time. During the second quarter of 2003, the company purchased 632,505 shares at an average price of $14.83 per share, bringing the total purchased in the program to 2,590,505 shares at an average price of $13.60 per share.

Capital Expenditures

          In the second quarter of 2003, purchases of property and equipment totaled $35 million. Approximately $10 million of the total was spent on routine expenditures, and $25 million (including $1.9 million of capitalized interest) went for development.

Year-to-date Results

          For the first half of 2003, the company reported EBITDA of $97.1 million, compared with $96.9 million in the year-earlier half; EBITDA margin was 23.3% compared with 23.2%. Operating income was $71.6 million compared with $71.7 million a year earlier. Net income for the 2003 first half was $32.3 million, equivalent to 87 cents per share, diluted, compared with $30.2 million and 77 cents per share, diluted, in the 2002 half.

Conference Call

          Our second-quarter 2003 earnings conference call will be broadcast live on the Internet beginning at 4:30 p.m. Eastern Daylight Time on Wednesday, July 23, 2003. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.

Aztar Second-quarter 2003 Earnings Release

July 23, 2003     Page 3

Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	Second Quarter		Year to Date
	2003	2002	2003	2002
	(unaudited)		(unaudited)

Tropicana Atlantic City
Revenue	$115.6	$114.5	$219.7	$224.8
EBITDA	$34.2	$32.8	$59.3	$60.5
Depreciation and amortization	$7.7	$7.1	$15.0	$14.2
Operating income	$26.5	$25.7	$44.3	$46.3

EBITDA margin	29.6%	28.6%	27.0%	26.9%
Operating income margin	22.9%	22.4%	20.2%	20.6%

Occupancy	95.7%	96.1%	93.8%	95.2%
ADR	$87.34	$87.35	$82.23	$84.16

Tropicana Las Vegas
Revenue	$38.5	$39.2	$76.8	$75.3
EBITDA	$6.5	$8.3	$12.7	$12.5
Depreciation and amortization	$1.6	$1.8	$3.3	$3.5
Operating income	$4.9	$6.5	$9.4	$9.0

EBITDA margin	16.9%	21.2%	16.5%	16.6%
Operating income margin	12.7%	16.6%	12.2%	12.0%

Occupancy	98.9%	97.7%	98.3%	95.2%
ADR	$68.51	$69.84	$69.80	$70.50

Ramada Express Laughlin
Revenue	$22.8	$23.9	$47.2	$49.0
EBITDA	$5.9	$6.2	$12.5	$13.5
Depreciation and amortization	$1.6	$1.6	$3.1	$3.0
Operating income	$4.3	$4.6	$9.4	$10.5

EBITDA margin	25.9%	25.9%	26.5%	27.6%
Operating income margin	18.9%	19.2%	19.9%	21.4%

Occupancy	69.4%	70.1%	73.7%	77.6%
ADR	$33.26	$36.50	$30.26	$31.84

Aztar Second-quarter 2003 Earnings Release

July 23, 2003     Page 4
		Second Quarter				Year to Date
	2003		2002		2003		2002
		(unaudited)				(unaudited)

Casino Aztar Evansville
Revenue		$31.7		$27.4		$61.9		$55.3
EBITDA		$8.9		$6.9		$18.0		$14.7
Depreciation and amortization		$1.4		$1.5		$2.7		$3.1
Operating income		$7.5		$5.4		$15.3		$11.6

EBITDA margin		28.1%		25.2%		29.1%		26.6%
Operating income margin		23.7%		19.7%		24.7%		21.0%

Occupancy		86.0%		85.1%		83.4%		81.3%
ADR		$64.10		$65.72		$66.05		$66.05

Casino Aztar Caruthersville
Revenue		$5.9		$6.1		$11.9		$12.7
EBITDA		$1.1		$1.2		$2.3		$2.4
Depreciation and amortization		$0.7		$0.7		$1.4		$1.4
Operating income		$0.4		$0.5		$0.9		$1.0

EBITDA margin		18.6%		19.7%		19.3%		18.9%
Operating income margin		6.8%		8.2%		7.6%		7.9%

Corporate
EBITDA	$	(3.6)	$	(3.1)	$	(7.7)	$	(6.7)
Depreciation and amortization		$0.0		$0.0		$0.0		$0.0
Operating income	$	(3.6)	$	(3.1)	$	(7.7)	$	(6.7)

Consolidated
Revenue		$214.5		$211.1		$417.5		$417.1
EBITDA		$53.0		$52.3		$97.1		$96.9
Depreciation and amortization		$13.0		$12.7		$25.5		$25.2
Operating income		$40.0		$39.6		$71.6		$71.7
Net income		$18.8		$16.5		$32.3		$30.2

EBITDA margin		24.7%		24.8%		23.3%		23.2%
Operating income margin		18.6%		18.8%		17.1%		17.2%
Net income margin		8.8%		7.8%		7.7%		7.2%

EBITDA Explanation and Reconciliation

EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). EBITDA information has been included because we believe it is a commonly used measure of operating performance in the gaming industry and an important basis for the valuation of gaming companies. Accordingly, we use EBITDA as the primary operating performance measure in our bonus programs for executive officers.

Aztar Second-quarter 2003 Earnings Release

July 23, 2003     Page 5

We also use EBITDA to evaluate the operating performance of our properties. The company has significant expenses, including depreciation and amortization, interest expense net of interest income, and income taxes, which are not reflected in EBITDA; we believe that the performance of our operating units is more appropriately measured before these expenses, since the allocation of capital in our company is decided by corporate management and is subject to the approval of the board of directors. In addition, we manage cash and finance our operations at the consolidated level and we file a consolidated income tax return. We do not consider EBITDA in isolation. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

	Second Quarter		Year to Date
	2003	2002	2003	2002
	(unaudited)		(unaudited)

EBITDA	$53.0	$52.3	$97.1	$96.9
Depreciation and amortization	(13.0)	(12.7)	(25.5)	(25.2)
Operating income	40.0	39.6	71.6	71.7
Interest income	0.2	0.2	0.4	0.6
Interest expense	(9.2)	(10.7)	(18.8)	(21.1)
Equity in unconsolidated
partnership's loss*	0.0	0.0	0.0	(0.5)
Income taxes	(12.2)	(12.6)	(20.9)	(20.5)
Net income	$18.8	$16.5	$32.3	$30.2

* The company's share of interest expense and depreciation and amortization.

Margins
Margins are calculated as a percentage of revenue.

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

# # #

The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of new competition including the Borgata, which opened in Atlantic City in July 2003, our ability to complete the Tropicana Atlantic City expansion on budget and on time, the success of "The Quarter," the ongoing benefit of dockside gaming in Indiana, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, legislative matters and referenda including the potential legalization of gaming in Maryland, New York and Pennsylvania, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for January 2, 2003 and certain registration statements of the company.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended July 3, 2003 and July 4, 2002
(in thousands, except per share data)
	Second Quarter		Six Months
	2003	2002	2003	2002
Revenues
Casino	$169,830	$164,994	$331,336	$329,640
Rooms	20,017	20,597	37,695	39,031
Food and beverage	14,638	14,646	29,027	28,601
Other	10,034	10,864	19,477	19,823
	214,519	211,101	417,535	417,095

Costs and expenses
Casino	71,479	68,820	141,175	138,290
Rooms	10,275	10,108	19,469	19,752
Food and beverage	13,764	13,774	27,438	27,021
Other	7,725	8,041	15,226	16,149
Marketing	19,657	20,500	38,804	39,611
General and administrative	18,615	17,700	37,635	38,110
Utilities	4,109	4,265	8,223	7,756
Repairs and maintenance	6,205	6,387	12,439	12,757
Provision for doubtful accounts	309	454	751	1,368
Property taxes and insurance	7,260	6,242	14,956	12,569
Rent	2,195	2,534	4,274	6,800
Depreciation and amortization	12,954	12,668	25,502	25,207
	174,547	171,493	345,892	345,390

Operating income	39,972	39,608	71,643	71,705

Interest income	204	253	396	641
Interest expense	(9,213)	(10,735)	(18,766)	(21,090)
Equity in unconsolidated partnership's loss	--	--	--	(458)

Income before income taxes	30,963	29,126	53,273	50,798

Income taxes	(12,172)	(12,648)	(20,937)	(20,561)

Net income	$18,791	$16,478	$32,336	$30,237
	========	========	========	========

Net income per common share	$.53	$.44	$.90	$.80

Net income per common share assuming dilution	$.51	$.42	$.87	$.77

Weighted-average common shares applicable to:
Net income per common share	35,015	37,291	35,602	37,089
Net income per common share assuming dilution	36,499	39,208	36,965	39,060

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)

	July 3, 2003	January 2, 2003
Assets
Cash and cash equivalents	$58,584	$52,896
Other current assets	54,350	56,376
Total current assets	112,934	109,272
Investments	18,434	17,420
Property and equipment	1,069,911	1,025,059
Intangible assets	59,101	53,625
Other assets	11,572	5,306
	$1,271,952	$1,210,682
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Liabilities and Shareholders' Equity:
Current portion of long-term debt	$5,167	$5,015
Other current liabilities	119,471	114,606
Total current liabilities	124,638	119,621
Long-term debt	577,299	524,066
Other long-term liabilities	48,430	46,040
Series B convertible preferred stock	5,429	5,601
Shareholders' equity	516,156	515,354
	$1,271,952	$1,210,682
	=========	=========